SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2008

CHINA VOIP & DIGITAL TELECOM, INC.

(Exact name of registrant as specified in Charter)

Nevada		98-0509797
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.786 Xinluo Street, High-tech Industrial Development Zone,
Jinan, China 250101

(Address of Principal Executive Offices)

86-531-87027114

 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled "Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on April 5, 2008, the wholly-owned subsidiary of China VoIP & Digital Telecom Inc. (the “Company”), Jinan Yinquan Technology Co., Ltd. (“Yinquan”) entered into an Acquisition Agreement and Investment Agreement (the “Investment Agreement”) with Beijing PowerUnique Technologies Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“BPUT”).  The closing of the transaction took place on May 7, 2008 (the “Closing Date”) and resulted in the merger between Yinquan and BPUT (the “Merger”).  Pursuant to the terms of the Investment Agreement, Yinquan invested RMB4,000,000 to BPUT which entitled Yinquan to acquire 80% of the shares and ownership interests of BPUT (the “Interests”).

BPUT is a privately held software company in Beijing formed on April 4, 2007 under the laws of the People’s Republic of China.  It specializes in enterprise application software research and development.

Prior to the closing of the Exchange Agreement, Mr. Dong Shile, Mr. Qi Dawei and Mr. Guo Xuchen were the shareholders of BPUT (the “BPUT Shareholders”).  In addition, Mr. Dong Shile was the Executive Director and Legal Representative of BPUT.

As a result of the Investment Agreement, BPUT transferred 80% of its shares to Yinquan and, as a result, BPUT became a subsidiary of Yinquan, which in turn, made the Company the indirect owner of BPUT.

As a further condition of the Investment Agreement, Yinquan will assign another three directors to join BPUT’s Board of Directors, while Yinquan agrees Mr. Dong Shile and Mr. Qi Dawei to join the Board of Directors of the Company.

The Investment Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger.  Specifically, the Investment Agreement also provides restriction terms for both companies.

This transaction is discussed more fully in Section 2.01 of this Current Report.  This brief discussion is qualified by reference to the provisions of the Investment Agreement which is attached to this report as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF INVESTMENT AGREEMENT

The Merger. As described in Item 1.01 above, on May, 2008, Yinquan completed the acquisition of BPUT, a company incorporated under the laws of the People’s Republic of China, in accordance with the Investment Agreement.  The closing of the transaction took place on May, 2008 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Investment Agreement, Yinquan invested RMB4,000,000 to BPUT; and BPUT transferred 80% of the shares and ownership interests of BPUT to Yinquan.  On the Closing Date, Yinquan became the controlling shareholder of BPUT.

Prior to the Merger, Mr. Dong Shile owned 10% of the shares of BPUT; Mr. Qi Dawei owned 45% of the shares of BPUT, and Mr. Guo Xuchen  owned 45% of the shares of BPUT.

Under the terms of the Investment Agreement and as a result of the Merger:

•

Yinquan became the controlling shareholder of BPUT; which in turn, the Company became the controlling shareholder of BPUT;

•

In exchange for 80% shares of BPUT’s share, Yinquan invested RMB4,000,000 to BPUT;

•

Also, the original shareholders and Board of Directors of BPUT agree to transfer another 20% shares to Yinquan at appropriate time.  The acquisition shall be according to the evaluation of the third party, upon the fair value in the premise of being benefit for the long-term development of Yinquan and BPUT.

Restriction Terms.  The Investment Agreement also provides restriction terms for both companies.

For BPUT:

(1)

There should be a stability period of at least 3 years, i.e. the main officers of present management team will not suppose to resign from BPUT in at least 3 years;

(2)

BPUT should establish an international team within 3 years;

(3)

After finishing the acquisition, the revenue and profit growth rate shall keep at more than 50% within the first 3 years for BPUT; and,

(4)

Maintain the leading level and position in the technologies field of info security products.

For Yinquan:

(1)

After the completion of the acquisition, Yinquan should assure the support BPUT in cash flow required by operation;

(2)

Make its best effort to help BPUT become bigger and better.

Changes to the Board of Directors.  Yinquan will assign another three directors to join BPUT’s Board of Directors, while Yinquan agrees Mr. Dong Shile and Mr. Qi Dawei to join the Board of Directors of the Company.

BUSINESS DEVELOPMENT OF BPUT

Overview

Beijing PowerUnique Technologies Co., Ltd. (“BPUT”) is a company incorporated under the laws of the People’s Republic of China.  It is a privately held software company in Beijing specializing in enterprise application software research and development.  It creates reliable, secure as well as efficient information technology platforms for enterprise clients.  It is committed to providing the highest quality solutions to enterprises in both information security and virtual technology.

Business

BPUT offers three categories of products: the DIVER brand hard disk computer, a collaboration information security platform, and its hybrid digital identity management system (HDIMS).  Its main product, the DIVER brand hard disk computer, provides secure hard disk space with encrypted protection, access control and massive memory capacity.  Portable and easy-to-use, it eliminates the threat of information leakage faced by company executives, R&D personnel and financial professionals in a wide range of industries.

BPUT is also the leader in applied virtual technology in the information security industry.  Currently, DIVER hard disk computer has no competition in this application sector.  BPUT has also partnered with leading global virtual technology companies to create new products and maintain its competitive advantage.

BPUT has an experienced management team.  Its general manager, Mr. Shile Dong, has broad international management experience.  Prior to BPUT, Mr. Dong worked in China Storage and Transport Group, Canada Perspective Technologies Co., Ltd., and Siemens China’s Automation and Drivers Group.  Mr. Dong holds a master degree in economics from Peking University.

BPUT’s Technology Director, Mr David Qi, was a co-founder of Techoni Technologies Australia, the second largest online mobile phone reseller.  He was also a project manager of system architecture development in Microsoft Australia.  Mr Qi graduated from La Trobe University, Australia with three bachelor degrees in Artificial Intelligence, Public Relations and General Psychology.

BPUT’s 2008 revenue is estimated at approximately $6.5 million with $700,000 net profit.

DESCRIPTION OF OUR COMPANY

Description of Business

China VoIP Digital Telecom Inc. (“the Company”), formerly, Crawford Lake Mining, Inc. acquired on August 17, 2006, all of the outstanding capital stock of Jinan YinQuan Technology Co. Ltd. (“Jinan YinQuan”) in exchange for the issuance of 40,000,000 shares of our common stock to the Jinan Shareholders and $200,000. Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act. In addition, as further consideration for the acquisition, Apollo Corporation, the principal shareholder of the Company, agreed to cancel 11,750,000 post-split shares of its outstanding common stock. Based upon same, Jinan became our wholly-owned subsidiary.

Jinan YinQuan is an equity joint venture established in JiNan in 2001, in the People’s Republic of China (“the PRC”).  The exchange of shares with Jinan YinQuan has been accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of the Jinan YinQuan obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of Jinan YinQuan, with Jinan YinQuan being treated as the continuing entity. The historical financial statements presented are those of Jinan YinQuan. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

The Company’s principal activities are developing and sales of computer software and hardware, digital video pictures system; developing and sales of computer network and network audio devices, parts, low value consumables and etc (exclusive of the business not obtained the license).  Currently, the Company is focused on the Voice over Internet Phone (“VoIP”) technology related business, and relies on China Tietong, a Chinese telecom provider, to provide VoIP services.

Industry Background

VoIP is a technology that enables communications over the Internet through the compression of voice, video and/or other media into data packets that can be efficiently transmitted over data networks and then converted back into the original media at the other end. Data networks, such as the Internet or local area networks, or LANs, have always utilized packet-switched technology to transmit information between two communicating terminals. The most common protocol used for communicating on these packet switched networks is IP. VoIP allows for the transmission of voice along with other data over these same packet switched networks, and provides an alternative to traditional telephone networks, which use a fixed electrical path to carry voice signals through a series of switches to a destination.

As a result of the potential cost savings and added features of VoIP, consumers, enterprises, traditional telecommunication service providers and cable television providers are viewing VoIP as the future of telecommunications. VoIP has experienced significant growth in recent years due to:

•

Demand for lower cost telephone service;

•

Increasing demand for long distance communication services driven by the increased mobility of the global workforce;

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Improved quality and reliability of VoIP calls due to technological advances, increased network development and greater bandwidth capacity; and

•

New product innovations that allow VoIP providers to offer services not currently offered by traditional telephone companies.

The traditional telephone networks maintained by many local and long distance telephone companies were designed solely to carry low-fidelity audio signals with a high level of reliability. Although these traditional telephone networks are very reliable for voice communications, these networks are not well suited to service the explosive growth of digital communication applications for the following reasons:

•

They are expensive to build because each subscriber's telephone must be individually connected to the central office switch, which is usually several miles away from a typical subscriber's location;

•

They transmit data at very low rates and resolutions, making them poorly suited for delivering high-fidelity audio, entertainment-quality video or other rich multimedia content;

•

They use dedicated circuits for each telephone call, which allot fixed bandwidth throughout the duration of each call, whether or not voice is actually being transmitted; and

•

They may experience difficulty in providing new or differentiated services or functions, such as video communications, that the network was not originally designed to accommodate.

Until recently, traditional telephone companies have avoided the use of packet switched networks for transmitting voice calls due to the potential for poor sound quality attributable to latency issues (delays) and lost packets which can prevent real-time transmission. Recent improvements in packet switch technology, compression and broadband access technologies, as well as improved hardware and provisioning techniques, have significantly improved the quality and usability of packet-switched voice calls.

Historically, packet-switched networks were built mainly for carrying non real-time data, although they are now fully capable of transmitting real time data. The advantages of such networks are their efficiency, flexibility and scalability. Bandwidth is only consumed when needed. Networks can be built in a variety of configurations to suit the number of users, client/server application requirements and desired availability of bandwidth, and many terminals can share the same connection to the network. As a result, significantly more traffic can be transmitted over a packet switched network, such as a home network or the Internet, than a circuit-switched telephony network. Packet switching technology allows service providers to converge their traditionally separate voice and data networks and more efficiently utilize their networks by carrying voice, video, facsimile and data traffic over the same network. The improved efficiency of packet switching technology creates network cost savings that can be passed on to the consumer in the form of lower telephony rates.

The growth of the Internet in recent years has proven the scalability of these underlying packet switched networks. As broadband connectivity, including cable modem and digital subscriber line, or DSL, has become more available and less expensive, it is now possible for service providers like us to offer voice and video services that run over these IP networks to businesses and residential consumers. Providing such services has the potential to both substantially lower the cost of telephone service and equipment costs to these customers and to increase the breadth of features available to our subscribers. Services like full-motion, two-way video are now supported by the bandwidth spectrum commonly available to broadband customers, whether business or residential.

As a result of these growth trends, various service providers, enterprises and consumers are continuing to procure offerings from VoIP providers, including Jinan Yinquan.  Specifically, consumers in emerging markets are increasingly using VoIP-enabled services, such as Internet Protocol, or IP, telephones, to realize significant cost savings on long distance and international calls, while in markets where a significant number of consumers have access to broadband internet services, these consumers are increasingly looking at VoIP as a viable and more affordable substitute for their traditional telecommunications provider.

Accordingly, many of the traditional telecommunications providers are looking to deploy VoIP as a defensive strategy, while cable companies, ISPs and other broadband providers are looking at VoIP service offerings as a way to capture new revenue streams from existing and new customers. These providers have two primary alternative means to develop and deploy VoIP offerings: they can build them in-house; or they can partner with a company like Jinan Yinquan and outsource all or a portion of the effort. Those seeking to offer VoIP service offerings by developing an in-house service must learn a vastly different set of platforms, and integrate several additional components with their existing systems, which require the development of significant technical expertise and the deployment and management of substantial capital expenditures.

Alternatively, a full service VoIP company, like Jinan Yinquan, can provide these service providers with the ability to outsource their VoIP services, and thereby effectively reduce the upfront and ongoing cost of providing the service, and efficiently reduce the time to market and risks associated with developing and maintaining an in-house VoIP service.

Our Strategy

Different from other VoIP services companies, we enable customers using our VoIP products and services without a PC connection. Our objective is to provide reliable, scalable, and profitable worldwide Internet communication services with unmatched quality.  Our goal is to achieve this objective by delivering innovative technologies and services and balancing the needs of our customers with the needs of our business.  We intend to bring the best possible voice and video products and services, at an affordable price, to either residential or businesses customers and enhance the ways in which these customers communicate with each other, and within the world.

Specific strategies to accomplish this objective include:

Focus on our retail VoIP business. From 2005, we began to shift the focus of our sales and marketing efforts to growing the VoIP services for retail customers from the efforts to providing one-off solution services to enterprise customers.  The retail users can enable the Company to generate continuing revenue stream although it will involve more after sales services.  In addition, these customers are more likely to subscribe to our additional services and are less likely to leave the service.

Expand our business into whole China region.  As of end of 2006, we have successfully expanded our business into all major cities in Shandong Province of China.  Apart from the efforts to expand intensively our services in the Shandong Province, we are aggressively planning to develop our business in other provinces of China.  We believed that our successful experience and model in Shandong Province can be copied in other cities.  To achieve our final goals, we will adopt following approaches to develop our business: 1) setup branches in other provinces; 2) acquire or merge with other companies already operated in other provinces; 3) co-operate or find agents to expand our business in other provinces.

Capitalize on our technological expertise to introduce new products and features. Over the past years, we have developed several core technologies that form the backbone of our voice and video over IP service and which we intend to use to develop product enhancements and future products.  We developed our unique technologies used to provide video and voice service through special devices or software.  As a result, we are able to update the software functionality of our customers' requirements without any third party assistance.

Extend our strategic partnership with Major Chinese Telecom Operators.  Currently, we set up partnership with China Tietong, one of the six major telecom operators in China.  Thanking for the strong marketing support from China Tietong, we can expand our business quickly and legally in China.  In future, we will enhance our partnership with China Tietong and seek cooperation opportunities with other major telecom players in China.

Develop additional distribution channels. We have established relationships with telephone café, retailers and other distributors of telecommunications products and services. To further accelerate growth of our products and services, we intend to build upon our existing relationships and establish new relationships with distributors, value added resellers and system integrators, other service providers, equipment manufacturers and retailers to make our products more readily available and accessible to potential customers of our services.

Technology

Our NP soft switch IP phone system and its ancillary IP phone billing and management systems were are all proprietarily developed by Jinan Yinquan, and are protected by a software copyright certificate issued by the State Copyright Bureau. The technology has been registered as a software product at Shandong Information Industry Office.

TECHNICAL FEATURES OF THE NP SYSTEM

The NP soft switch IP phone system is based on real-time Internet communication technology and related applications, and uses software to simulate circuit switching. It provides next-generation networks (IPv6 and NGN) call control and connection control functions designed for real time services, and serves as the core of call and control of a next-generation network. The NP system supports many IP phone access protocols, and can organize effectively individual and corporate communications. It boasts excellent capacity and scalability, and can be applied on many kinds of end equipments and accessing modes (including IP mobile phone, PSTN phone, IP fixed phone, soft terminal, WIFI IP phone, and etc.)

TECHNICAL SPECIFICATIONS OF THE NP SYSTEM:

•

Developed based on standard and proprietary protocol suites with sound switching capacity and compatibility;

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Supports speech, fax, video phone and chat;

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Is a fully distributed network structure that supports load balance, overload protection, and redundant backup to ensure the high stability and reliability of the system;

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Function of passing through NAT/Firewall; it can pass through multiple level of NAT to reduce operation cost;

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Web based configuration and maintenance system and remote web administration system, which realize centralized control and administration to reduce maintenance cost;

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Supports many kinds of value-added services, and provide scalable ports for new businesses; support unconditional transfer, busy transfer, offline transfer, no-response transfer, call holding/recovering, call park/pickup, call transfer, caller ID display, number change, call restriction, and caller ID blocking;

•

Supports different kinds of internet accessing modes, and can be connected with Cable Modem, xDsl, Fttb+LAN, PPPoE and intranet; prove sound compatibility with different network environment, and support fully Ipv6;

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Fully opened system structure and interoperability with networks based on different protocols, which ensures a stable platform to support the across-region and across-industry information sharing;

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Seamless integration with IP PBX, ensuring the provision of various solutions for internal but across-region communication inside companies;

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IVR function, that supports centralized or distributed call center for corporate users;

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Remote conference call function, which allows the participant to use any kind of voice communication device, such as fixed phone set, mobile phone, Linktone, and soft switch IP phone;

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Supports Presence technology; end user can set up his/her own configuration and have others see his/her presence status;

•

Supports interconnections with other kinds of IP phone systems, and even different soft switch system.

SYSTEM STRUCTURE

The NP system consists of an access certification module (AC), soft switch call control module (SCC), billing system (BS), system management configuration (WEB), network management system (NMS) and database system (DBS), and adopts the distributed structure. Based on the number of users, distribution and network environment, soft switch system platforms or relay gateway can be installed anywhere in the world to balance the load. In a region with many network users, it is recommended to install a voice server, so that most data exchange of voice communication can be done locally to avoid cross-regional transmission of voice data. When a network users in different regions wish to communicate, a node server will be used to connect them in order to interconnect the different servers and the sharing of network resources. Different soft switch systems serve as the redundancy for each other. When one soft switch system is down, another one will be appointed to take its position according to the load condition and network status. The node server will send the parameters of the new soft switch server to the terminals, and terminals will register automatically themselves onto the new server. When a relay gateway is down or the network is down, the soft switch system will direct the call to other relay gateway to ensure the normal service.

AC Module

This module checks for equipment registration and calls. It covers the differences between different types of equipment and the deficiency of specific equipment, so that they can be connected easily with one another. The access certification is based on an account number, password and MAC address, and unauthorized users are prohibited from accessing the system. It supports standard signals, and makes sure the network phone set, residential gateway, soft switch and any other network terminal products that are manufactured by most equipment companies can register with and be used in the system, so as to achieve compatibility and communication between different protocols and products. The differences between different products and protocols will be handled by the system. Furthermore, it supports private signals. Private signals adopt TLS transmission layer encryption technology to avoid being intercepted and captured. Only the authorized terminal equipment with built-in private signals can log into the system. The AC module also supports both login and call signals to pass through NAT, and provides accessing and inter-communication functions with different protocol-type equipments under different network environment, so as to realize equipment login and call certifications.

SCC Module

This module is responsible for handling call signals, and providing different kinds of call services and the media flow routing function. Its open design supports standard SIP protocol issued by IETF, and 32 byte encryption key for voice transmission, which means even all RTP packets are captured in the midway, the voice cannot be recovered. Additionally, it supports both server transfer and P2P direct communication. The communication mode can be selected very flexibly according to the network condition of the user, application mode, terminal device, and call mode. This module is enhanced by private encryption key to protect against any unauthorized copying inside the system even from the administrator.

Billing Module

This module provides certification, billing and management functions to audio and other related value-added service, and by using it, user can choose different payment methods such as pre-payment, afterward payment, and the purchase of call card. The billing module enables multiple levels of management for distributors. Distributors at different levels will be awarded operator hall management functions, operation management model compatible with that of telecom carriers, and alert functions for pre paid call expenses to remind distributors or end users to recharge.

This module records the details of every user’s call, rate, call expense, and expense for value-added service, and account balance. User can check for such details at any time.

This module allows the administrators to set up the call expense rate and value-added service expense rate. Therefore, different charge rates can be applied to different kind of users, such as large distributors, key accounts and special accounts.

It has different kinds of statistics and analysis functions, and therefore can generate statistic reports and analysis tables according to the actual needs.

It can provide powerful management platform to internet bars, including functions such as order processing, call expense adjustment, and statistics functions to meet the billing requirements of the bar owners.

Network Administration Module

The system’s web server will provide real time monitoring functions to cover server status, equipment status and call status inside the soft switch system, provide related statistics information, and meanwhile identify any abnormity in the system.

SYSTEM INNOVATION — PROPRIETARY PROTOCOL SUITE

Large Number of Concurrent Lines

By using proprietary built-in hardware, protocol suite, terminal device, relay gateway, and soft switch system, Jinan Yinquan can use P2P mode to transfer the audio for all kinds of calls (PC2PC, PC2Phone, Phone2PC, Phone2Phone).  During the call, the signals for call holding and call status information will be sent to the soft switch system, which will monitor the calls to all users and send control signals to those users with established calls to ensure call quality. Because the signal is of very limited data volume and thus occupies very limited bandwidth, the network congestion will be effectively avoided. The server is responsible only for processing signals instead of sending audio, which can increase greatly the number of concurrent lines of soft switch system. If Jinan Yinquan’s terminals adopt the equipments based on our proprietary protocol suite, a single system will be able to support 10,000 concurrent lines.

Management Control

Multiple control server domain names have been reserved in terminal devices. When the terminal devices fail in communicating with registration server, such reserved server address will be retrieved automatically. If the connection route fails in meeting the requirements due to poor network quality, you can require to change registration server and connection route to ensure the call quality.

VALUE-ADDED FUNCTIONS

The system supports IM, presence and technologies, No matter whether the terminals of users are busy or idle, the performance of the terminals will not be affected. All operations of the terminals will be transferred as signals to registration server, which will be responsible for processing such data.

Recording

When the user needs to record a call, the system will switch automatically into server transfer mode to save the audio stream. This kind of service will be awarded to the public security department or the police office when needed. The system will automatically cancel the P2P mode.

Encryption

Signal based encryption can prevent others from acquiring user information. Based on the encryption on audio packets, the captured audio packets by an authorized person will not be recovered into audio

Product and services

We have different lines of products or services designed for individual users and enterprise users.  Following products are designed for individual users or small enterprise users:

IP telephone

IP telephone is the hardware that supports the protocol of SIP or H.323. It has all of the same functions of a traditional telephone. It has two Ethernet Interfaces, taking one IP address, with one router. Using the IP telephone does not interfere with internet usage. To satisfy different terminal devices connected with soft switch platform, this kind of equipment can be further classified into the following three series:

•

Only one Ethernet port (10/100M) and one IP address. After having been connected with information socket and configured through web, it can become an end user of soft switch system.

•

Built-in route with more than two Ethernet ports (10/100M). One of them is connected with information socket to occupy one IP address, and the other is connected with hub and used for the accessing of other networking equipments, such as a computer or any other IP phone set.

•

After having been configured through web, it can become an end user of soft switch system.

Analog Gateway: IAD

An Analog gateway connects the soft switch system with the common telephone and converts the traditional telephone into a complete VoIP telephone having access to all of the functions and benefits that are found with using this state of the art technology. It includes following models:

•

One FXS line: It can support one telephone.

•

One line with router: It can connect with one telephone, including a router, we connect its LAN with computer, and so calling will not affect our going to the Internet.

•

Many FXS: 2,4,8,16,32,48, and 64 lines, ect. They can respectively connect with telephones in the same number as them. They are suitable to be used inside buildings and by enterprises.

•

With fleeing interface: It has the interface same as common telephone line’s. We connect the common line with the interface to realize one telephone with two numbers. We can get the calls from soft switch telephones and common telephones. When we call somebody, we can choose to use the low-cost soft switch telephone and common telephone.

Video Telephone

A Video telephone device supports the protocol of SIP or H.323. Along with receiving and making calls, you can see the caller on video as long as the other caller also has this capability.

Softphone

Softphone is the software that supports the protocol of SIP or H.323. Users make calls by using the computer keyboard or soft keyboard to dial, with the same functions as IP telephone. The Softphone user communicates using a computer headset.  Using this function, a user can communicate with any hardware terminal device.

Wifi Phone

WiFi Phone is new product to be introduced by the Company. It is a type of IP phone set that supports both SIP protocol and 802.11 connection, and also an end user device for soft switch platform. Within the coverage scope of 802.11 wireless networks, it has the same functions as IP phone sets, and the differences are network accessing mode and the supports to route functions.  Currently, we have identified several OEM manufactures alternatives in China, who are able to manufacture the WiFi phone set.  We are also seeking co-operation opportunity with other WiFi router companies.  We are planning to put this kind of product into use in the first half year of 2007.

Following services or products are designed for these median or big size enterprises:

NGN Soft Switch System

The communications technology has been driven by the development of Internet technology all the time. And the prologue of a new round communications technology competition has been kicked off by the new communications technology and instruments which are represented by VoIP. This also expands the competition among telecom operators from areas and users to the communications technologies. VoIP has been the preferred technology for the newcomers in telecom market. The great prospect of VoIP has been embodied in three aspects:

•

The new telecom operators organize the low-cost communication networks of their own with VoIP.

•

The international Internet operators provide the net users with the voice communication services through VoIP.  In a sense, they have taken the market share from traditional telecom enterprises gradually.

•

A number of large or medium size enterprises start organizing VoIP communication networks of their own, which could lower communication cost as well as expedite information exchange, in order to confront globalize competition among enterprises. According to the analysis from Gartner, due to capital and technology, the application of VoIP is at the very outset, it will reach the peak of its application in 3 to 5 years.

NP PBX

The NPPBX is a small voice-switch platform with powerful functions.  It combined PBX and VoIP advanced technology perfectly, had proposed many kinds of VoIP solutions for the enterprises. These solutions can reduce the communication cost of all large and medium-sized enterprises and government significantly, increase working efficiency at the same time. NPPBX will become an indispensable part for enterprise with popularization. NPPBX has many kinds of function, include: voice mail, computer-telephones, conference call, calling control, CDR, and API etc. It is both IAD and PBX. So, NPPBX is not only the supplement to the traditional PBX, but also the substitute of that.  NP-PBX influences neither the use nor the functions of the original network.

Moreover, it creates new network applications, as well as increases the rate of utilization of the inner equipments and resources in the whole enterprise, which reduces its communication cost.  VoIP can realize voice transmission among different areas through IP network.  It is feasible to save a large number of the toll fees, and realize zero calling charge inside the organization.  NPPBX adopts SIP, performs as the voice gatekeeper, voice gateway as well as the traditional voice exchange in one, offering the low-cost voice communication to users as the enterprise, government, financial institution, education department, intelligent building, and hotels, etc.

NPPBX, as the substitute of the traditional PBX, has very obvious comparative advantages to the traditional one. It integrates PSTN and Internet in to one, and saves a large number of management and maintenance cost. It would be more convenient and easier to provide the value-added services through NPPBX.  The single system has a lot of functions, which the traditional one could realize only with many other supplementary equipment. NP PBX is more universal and practice, for it’s easier to use configure and maintain.  Due to the application of the computer, it’s easier for capacity-expansion of the system and decreasing the fund input. NPPBX is a flexible voice platform with following functions and may lowers the calling charges for the enterprises:

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Distributing the extensions at your willing: Via the easy understanding configuration interface, anybody that can operate the computer may configure his user’s information easily.  Thus you never need to retain a professional for the maintenance.

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Auto-telephones and calling group:  After recording the voice prompt according to user’s demands, it’s possible for the caller dialing a certain number to reach the corresponding department. The telephones in this department will ring in turn according to the set order, until someone answers it.  It’s also possible to set an extension to answer the incoming call directly.

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Voice message (64/256/1024 hours): The caller may leave a voice message in the phone when you are unavailable to reply in time. You may listen to the message either by the appointed phone or by other extensions. Besides, the system will send the message to your E-mail, so you may listen it by computer when you outside.

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Conference call (available for 8/32 lines): It’s easy for you to hold a conference call either through the WEB interface or the extensions.  Not only the registered NP PBX extensions but also the traditional phones can be invited into the conference call. You may invite your staff to enter a conference call of the company through the telephone in hotel room or cell-phone when he is on the business trip.  Whenever, wherever, you may hold your conference call.

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Register to SIP soft-switch: You may register NPPBX through a VoIP ID to the soft switch platform which supports SIP, in order to make domestic or international toll through the platform.

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Other functions: NPPBX also has other functions like Call hold、Call transfer、Caller ID、Non-interruption, ect. Users may configure all the functions by dialing the corresponding keys on the phone set.

Call Center

The term “call center” often conjures up images of hundreds of agents working for huge telemarketing conglomerates.  However, that’s simply not the case any more.  Call center systems have progressed to the point that even small companies with as few as 10 agents can get the same powerful call management features as the big players.  Call centers now are increasingly called “contact centers” as they incorporate inquires from web and email sources in addition to phone calls depending on technology.  Call center systems address many facets of your business with features such as instant routing of important customers to the best agents, reduced hold times, more efficient scheduling of employees, and detailed reporting.  Call center is typically applicable for:

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Government hot line

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Company customer service center, follow-up service center

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Integrated information service

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Materials circulation/EC

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Media interaction

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Fax memory transmit

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Data inquire center (inquire marks/ electric charge)

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Multi-party communication, such as conference call

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Enterprise or individual secretary service, voicemail

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Telephone direct selling, telephone shopping

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Telephone interview survey

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Enterprise yellow page service

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Against-counterfeit inquire service

Competition

The market for our products and services is increasingly competitive, evolving rapidly and is subject to shifting customer needs and introductions of new products and services. Our current and potential competitors approach the market from different areas of expertise and vary in size and scope with respect to the products and services that they offer or may offer in the future.

We face competition from traditional telephone service providers in China, such as the China Telecom, China Netcom and cable access providers.  These competitors are increasingly integrating enhanced functionalities with their basic services.  Their already existed network and subscribers are their strong competitive advantage.  In addition, their IP card service which offer customer considerable discounts on the long distant calls is our direct competitive service.  These traditional telephone service providers are much bigger than us, but we compete with them by lower price and better services.

We face competition from other VoIP service providers which are competing with telephone service providers. These competitors include Skype, which is offering enhanced services with their basic telephone services.  There are also some Chinese VoIP services providers competing in the whole China market, but they are in small scales.

We face competition from providers of enhanced services and products, such as answering machines, voicemail, Internet call waiting, and virtual telephone numbers for fax or voice communications.

Furthermore, we face competition from Internet service providers such as AOL, MSN, and YAHOO, which are increasingly integrating enhanced functionalities with their basic services.

We compete with all of the above companies for a share of the telecommunications spending of our target market. We differentiate ourselves in the market as follows: 1) we offering lower price and better services to compete with traditional telephone providers; 2) we offering convenient devices and lower prices to compete with IP phone card service; 3) we offering convenient devices and multifunction to compete with Skype and other international VoIP service providers; 4) we offering high quality and multifunction to compete to local VoIP services providers.

We believe that we compete favorably based on these factors. Many of our current and potential competitors, however, have greater name recognition, longer operating histories, larger subscriber bases and significantly greater financial resources than we have. In particular, many of our competitors are large, established network service providers such as China Telecom and China Netcom that are able to market and distribute enhanced communications services within their already large base of subscribers. They may be able to devote greater resources to product development and marketing and sales than we can. As a result, they may be able to respond more quickly to new technologies and changes in customer requirements than we can. Furthermore, other international competitors such as

Vonage, Skype may be able to adopt more aggressive pricing policies and offer customers more attractive terms, including potentially providing a competing solution at little or no cost as part of a bundled product offering. We cannot assure you that our current and future competitors will not offer or develop products or services that are superior to ours or achieve greater market acceptance than ours or that we will be able to compete effectively against them.

Suppliers

We outsource the manufacturing of the videophones, broadband phone adapters, business telephones and cordless handsets to third-party manufacturers. We do not have long-term purchase agreements with these contract manufacturers.  We currently rely on China Tietong, a Chinese telecom provider, to switch our VoIP phone calls with traditional phone calls; In addition, we also use the traditional phone numbers allocated by China Tietong, and paying China Tietong the charges for each phone switching by their traditional telephone system.  While we believe that relations with our suppliers are good, there can be no assurance that our suppliers will be able or willing to supply products and services to us in the future. While we believe that we could replace our suppliers if necessary, our ability to provide service to our subscribers would be impacted during this timeframe, and this could have an adverse effect on our business, financial condition and results of operations.

Research and Development

The VoIP market is characterized by rapid technological changes and advances. Accordingly, we make substantial investments in the design and development of new products and services and enhancements and features to existing products and services. Our current and future research and development efforts relate to our service offerings and the development of new endpoints for subscribers of our service. Future development will also focus on emerging audio and video telephony standards and protocols, and 802.11 standard and other wireless applications applicable to future wireless telecom. The development of new products and the enhancement of existing products are essential to our success.

We estimate our research and development cost in the 2007 and 2008 will be around US$200,000 per year.

Regulatory

The use of the Internet and private IP networks to provide voice, video and other forms of real-time, two-way communications services is a relatively recent development. Although the provisioning of such services is currently permitted or unregulated within some countries, several other governments have adopted laws and/or regulations that could restrict or prohibit the provisioning of voice communications services over the Internet or private IP networks.  More aggressive domestic or international regulation of the Internet, in general, and Internet telephony providers and services, specifically, may materially and adversely affect our business, financial condition, operating results and future prospects, particularly if increased numbers of governments impose regulations restricting the use and sale of IP telephony services.

However, our business is mainly focused on Chinese market.  The Chinese government’s regulations on the VoIP market have following characters:

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At present, the Chinese government has not given a clear definition to VoIP service, which leads to the regulation absence in VoIP business and the non-presence of clear relevant management policies.

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As a result, sometimes VoIP services can be considered as telecom services, while sometimes value-added services.  Moreover, it is planed that the VoIP service will be divided into two categories, “Multiparty Communication” and “IP-VPN service”, so that it can be regulated by respective regulations.

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In future, It is most likely that the regulation and policies in connection with VoIP service will manage the market according to the value-added service attributes, while impose strict criteria on market entering license like telecom business.

Intellectual Property and Proprietary Rights

Our ability to compete depends, in part, on our ability to obtain and enforce intellectual property protection for our technology in China and internationally. We currently rely primarily on a combination of trade secrets, patents, copyrights, trademarks and licenses to protect our intellectually property. As of December 31, 2007, we have four (4) software copyrights.  In particular, we have a software copyright certificate for NP Network Telephone, a software copyright certificate for billing and managing system of IP phone systems, a software copyright certificate for a long-distance video monitoring system that have issued and a number of software copyrights pending. Our patents expire on dates ranging from 2028 to 2030. We cannot predict whether our pending patent applications will result in issued patents.

To protect our trade secrets and other proprietary information, we require our employees to sign agreements providing for the maintenance of confidentiality and also the assignment of rights to inventions made by them while in our employ. There can be no assurance that our means of protecting our proprietary rights will be adequate or that competition will not independently develop technologies that are similar or superior to our technology, duplicate our technology or design around any of our patents.  Our failure to protect our proprietary information could cause our business and operating results to suffer.

We license intellectual property from third parties and incorporate such intellectual property into our services. These relationships are generally non-exclusive and have a limited duration. Moreover, we have certain obligations with respect to non-use and non-disclosure of such intellectual property. We cannot assure you that the steps we have taken to prevent infringement or misappropriation of our intellectual property or the intellectual property of third parties will be successful.

Employees

As of May 16, 2008, we had 52 full-time employees.

Properties

The Company’s executive office is located in Jinan City, Shandong Province, China.  The address is RM 508, No.786 Xinluo Street, High-Tech Industrial Development Zone, Jinan, China, occupying 900 square meters, under a lease expiring on May 31, 2008 and renewable at the Company’s option.  Lease payments are approximately $16,000 annually.  The Company is expected to move into the newly purchased office building before the end of May, 2008. The new building is located in Yi ke Industrial Base at Jinan High-Tech Industrial Development Zone, on the eleventh floor, occupying 2,000 square meters.

MANAGEMENT’S DISCUSSION AND ANALYSIS or PLAN OF OPERATION

Safe Harbor Declaration

The comments made throughout this 10-KSB report should be read in conjunction with our financial statements and the notes thereto, and other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond the Company’s control. The Company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider the Company’s discussions regarding the various factors, which affect company business, included in this section and elsewhere in this report.

Plan of Operation

We were originally incorporated in Nevada on October 18, 2004 as a development stage company named “Crawford Lake Mining, Inc.” in the business of mineral exploration.  On August 17, 2006, we entered in an agreement with Jinan Yinquan Technology Co., Ltd., a Chinese registered company.  Upon the effectiveness of the Acquisition, the Company succeeded to the business of Jinan Yinquan, which will be continued as its sole line of business. Accordingly, the Company has changed its name to China VoIP & Digital Telecom Inc. and has also changed its symbol to CVDT.

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

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We intend to continue with our marketing strategies to market our NPSoft Switch System in the People's Republic of China. We currently offer our products to 17 cities within the Shandong Province, 3 cities within Zhejiang Province and 1 city in Anhui Province.  Furthermore, our NP Soft Switch system is being tested in 2 other markets.

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Along with the continued marketing activities of our current products and services, we are also developing other telecommunication technologies in order to complement our VOIP product offering.

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During the next twelve months, the Company expects to roll out new technologies and also expand into new markets within the People's Republic of China.

Our aggressive expansion plan will be replied on such capital support.  We can not assure the successful result of fund raising.  As such, we may not execute our initial business strategy or plan as expected, and furthermore, our competitors may stand in a better position than us, which results in an adverse effect on our business, although we believe that currently, even without such funds, we can still run a healthy business within our already occupied markets.

Critical Accounting Policies

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant impact on our net revenue, operating income or loss and net income or loss, as well as on the value of certain assets and liabilities on our balance sheet. We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Senior management has discussed the development and selection of these critical accounting policies and their disclosure in this Report with the Audit Committee of our Board of Directors.  We believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments: revenue recognition; allowance for doubtful accounts; income taxes; stock-based compensation; asset impairment.

Revenue Recognition

In accordance with generally accepted accounting principles ("GAAP") in the United States, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collection of the resulting receivable is reasonably assured. Noted below are brief descriptions of the product or service revenues that the Company recognizes in the financial statements contained herein.

Sale of goods

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Rendering of services

When the provision of services is started and completed within the same accounting year, revenue is recognized at the time of completion of the services.

When the provision of services is started and completed in different accounting year, revenue is recognized using the percentage of completion method.

Amounts collected prior to satisfying the above revenue recognition criteria are included in deferred revenue.

Allowance for doubtful accounts

We maintain an allowance for doubtful accounts to reduce amounts to their estimated realizable value. A considerable amount of judgment is required when we assess the realization of accounts receivables, including assessing the probability of collection and the current credit-worthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts could be required. We initially record a provision for doubtful accounts based on our historical experience, and then adjust this provision at the end of each reporting period based on a detailed assessment of our accounts receivable and allowance for doubtful accounts. In estimating the provision for doubtful accounts, we consider: (i) the aging of the accounts receivable; (ii) trends within and ratios involving the age of the accounts receivable; (iii) the customer mix in each of the aging categories and the nature of the receivable; (iv) our historical provision for doubtful accounts; (v) the credit worthiness of the customer; and (vi) the economic conditions of the customer's industry as well as general economic conditions, among other factors.

Income taxes

We account for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. SFAS 109 prescribes the use of the liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we establish a valuation allowance. To the extent we establish a valuation allowance, or increase or decrease this allowance in a period, we increase or decrease our income tax provision in our statement of operations. If any of our estimates of our prior period taxable income or loss prove to be incorrect, material differences could impact the amount and timing of income tax benefits or payments for any period.

The Company operates in several countries. As a result, we are subject to numerous domestic and foreign tax jurisdictions and tax agreements and treaties among the various taxing authorities. Our operations in these jurisdictions are taxed on various bases: income before taxes, deemed profits and withholding taxes based on revenue. The calculation of our tax liabilities involves consideration of uncertainties in the application and interpretation of complex tax regulations in a multitude of jurisdictions across our global operations.

We recognize potential liabilities and record tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. The tax liabilities are reflected net of realized tax loss carry forwards. We adjust these reserves upon specific events; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is different from our current estimate of the tax liabilities. If our estimate of tax liabilities proves to be less than the ultimate assessment, an additional charge to expense would result. If payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities would result in tax benefits being recognized in the period when the contingency has been resolved and the liabilities are no longer necessary.

Changes in tax laws, regulations, agreements and treaties, foreign currency exchange restrictions or our level of operations or profitability in each taxing jurisdiction could have an impact upon the amount of income taxes that we provide during any given year.

Asset Impairment

We periodically evaluate the carrying value of other long-lived assets, including, but not limited to, property and equipment and intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Significant estimates are utilized to calculate expected future cash flows utilized in impairment analyses. We also utilize judgment to determine other factors within fair value analyses, including the applicable discount rate.

Results of Operations for the three months Ended March 31, 2008

During the three months ended March 31, 2008, we recorded revenue of $1,999,741 as compared to $988,134 of same period of 2007, an increase of $1,011,607 or 102%.  The sharp increase of revenue is mainly contributed to more acceptances of our products and services.  In addition, with the fund support, we are able to expand to more geographic areas.

Cost of sales increased to $1,007,556 during the three months ended March 31, 2008 from $770,424 during the same period of 2007, an increase of $237,132 or 31%.  The increase is mainly due to the increase of actual dialing time for all customers which are general in line with the increase of revenue.

The gross profit increased from $217,710 in the three months ended March 31, 2007 to $992,185 during the three months ended March 31, 2008.  The increase of 356% or $774,475 is due to the increase of revenue.  The increase of gross margin is mainly due to the change in revenue segments.

Selling, general and administrative expenses were $282,745 during the three months ended March 31, 2008 as compared to $79,681 during the same period of 2007, an increase of $203,064 or 255%.  The increase was mainly contributed to the marketing expenses in order to achieve higher revenue and more administrative expenses in relation to more sales offices in China.

Depreciation and amortization expenses increased by 197% or $28,547 to $43,006 during the period ended March 31, 2008 as compared to the same period of 2007.  The increase is mainly attributed to the increase of equipments used for current business and future expansion purposes.

We recorded operation gain of $666,434 during the three months ended March 31, 2008 as compared to $123,570 during the same period of 2007.  This is mainly due to the big gross profit earned in the quarter ended March 31, 2008.

Other income/(expenses) recorded other expense of amortization of convertible debt of $416,667, interest expenses of $187,500 and other expenses of change in derivative liability of $4,671,258 during the three months ended which were resulted from convertible notes issued in December of 2007.  The expenses of change in derivative liability of $4,671,258 was varied in accordance with our stock market price.  After setting-off other incomes, net other expenses recorded $5,250,460 during the three months ended March 31, 2008 compared to the gain of $10,479 during the same period of 2007.

Net loss recorded $4,598,345 during the three months ended March 31, 2008 as compared to gain of $134,049 during the same period of 2007.  The loss in 2008 was mainly due to the other expenses incurred in 2008.

Liquidity and Capital Resources

Cash used by operating activities were $243,877 during the three months ended March 31, 2008 as compared to cash used in operating activities of $6,092 for three months ended March 31, 2007.  Cash used in operating activities mainly consisted of net loss of $4,598,345, increase in advance to suppliers of $812,304 and increase in prepaid expenses and other current assets of $279,513, partially offset by change in beneficial conversion feature of $598,009, change in derivative liability of $4,073,249, depreciation and amortization of $43,006, reserve for bad debt of $116,255, and amortization of debt discount and fund raising fee.  Cash used in operating activities during the same period of 2007 mainly consisted of net income of $134,049, decrease of prepaid and other current assets of $186,012, depreciation and amortization of $14,459, increase of accounts payable and other current liabilities of $42,702, partially offset by an increase in accounts receivable, an increase in inventories, an increase in advances to suppliers of $383,314.

Cash flows used in investing activities were $321,355 during the quarter ended March 31, 2008 as compared to $402,582 during the same period of 2007.  Cash used in investing activities mainly consisted of purchase of property and equipment.

Foreign currency translation was $430,739during the quarter ended March 31, 2008 as compared to $1,396 during the same period of 2007.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. An investment in our common stock is highly speculative and involves a high degree of risk.  The risks described below are not the only ones the Company will face. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officers, Li Kinwu, our Chairman, Chief Executive Officer and Chief Financial Officer and Wang Qinghua, our Chief of Technology. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems.

We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may never issue dividends.

We did not declare any dividends for the year ended December 31, 2007 and have not declared any dividends to date in 2007. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Future acquisitions may have an adverse effect on our ability to manage our business.

If we are presented with appropriate opportunities, we may acquire complementary technologies or companies. Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions. Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

We may have difficulty defending our intellectual property rights from infringement resulting in lawsuits requiring us to devote financial and management resources that would have a negative impact on our operating results.

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. We have received trademark and patent protection for certain of our products in the People's Republic of China. No assurance can be given that our patents and licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us. There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost.

We have limited business insurance coverage in China.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. As a result, we do not have any business liability or disruption insurance for our operations in China. Any business disruption, litigation or natural disaster may result in substantial costs and diversion of our resources.

Risks Related to Our Industry

If VoIP technology fails to gain acceptance among mainstream consumers, our ability to grow our business will be limited.

The market for VoIP service is continuing to rapidly evolve. We currently generate most of our revenue from the sale of VoIP services and related products to residential customers. Revenue generated from sales to residential customers will continue to account for most of our revenue for the foreseeable future. We believe that a significant portion of our initial residential customers are early adopters of VoIP technology. However, in order for our business to continue to grow and to become profitable, VoIP technology must gain acceptance among mainstream consumers, who tend to be less technically knowledgeable and more resistant to new technology services. Because potential VoIP customers need to connect additional hardware not required for the use of traditional telephone service, mainstream consumers may be reluctant to use our service. We have shifted our focus of advertising to reach out to the mainstream consumer and increase brand awareness, primarily with new television commercials. However, if mainstream consumers choose not to adopt our technology, our ability to grow our business will be limited.

Regulation of VoIP services is developing and therefore uncertain, and current or future legislative, regulatory or judicial actions could adversely affect our business and expose us to liability.

Our business has developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Current or future legislative, judicial or other regulatory actions could have a negative effect on our business. If we become subject to the rules and regulations applicable to telecommunications providers in individual states, we may incur significant litigation and compliance costs, and we may have to restructure our service offerings, exit certain markets or raise the price of our services, any of which could cause our services to be less attractive to customers. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Our international operations are also subject to regulatory risks, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively or at all, which could limit our growth. Currently, there are several countries where regulations prohibit us from offering service. In addition, because customers can use our services almost anywhere that a broadband Internet connection is available, including countries where providing VoIP services is illegal, the governments of those countries may attempt to assert jurisdiction over us, which could expose us to significant liability and regulation.

Risks Related To Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

Our business operations are primarily conducted in China. We also believe that a significant portion of the terminal devices we design are sold to end users in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to the economic, political and legal developments of China. Since the late 1970s, the PRC government has been reforming the economic system in China. These reforms have resulted in significant economic growth. However, we cannot predict the future direction of economic reforms or the effects such measures may have on our business, financial position or results of operations. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China, could have a material adverse effect on the overall economic growth of China and investment in the VoIP industry. Such developments could materially and adversely affect our business, lead to reduction in demand for our services and materially and adversely affect our competitive position.

Our business benefits from certain tax incentives, and changes to these tax incentives could adversely affect our operating results.

The PRC government has provided various tax incentives to domestic high technology companies, including our PRC subsidiaries, in order to encourage the development of technology companies. Our subsidiaries in China are also entitled to a turnover tax exemption relating to their income derived from any technology development agreement and technical transfer agreement which has been registered with the relevant government authority.

On March 16, 2007, the National People’s Congress, the Chinese legislature, passed a new tax law, which is scheduled to take effect on January 1, 2008. The new law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises. There are enterprises that have already been established prior to the promulgation of the new law and enjoyed low tax rates according to the provisions of the tax laws and administrative regulations that were in force before the promulgation of the new law. Such enterprises may continue to enjoy the preferential tax treatments within five years after the new law is promulgated, and then gradually transition to the tax rate provided in the new law. Enterprises that enjoy the preferential treatment of tax exemption for a fixed term may continue to enjoy such treatment after the promulgation of the new law until such fixed term expires. However, for enterprises that have not yet started to enjoy the preferential tax treatments due to the fact that they have not been profitable, the term of the preferential tax treatments would start running from the year the new law is promulgated, regardless of whether or not they are profitable on such year. Preferential tax treatments will continue to be granted to entities that conduct businesses in certain encouraged sectors and to entities otherwise classified as “new and high technology enterprise,” whether foreign-invested enterprises or domestic companies. Our subsidiaries’ qualifications are subject to an annual assessment by the relevant government authority in China. Thus, there is no assurance that our subsidiaries in China will continue to receive such or any other preferential tax treatment. If any of these incentives are reduced or eliminated by government authorities in the future, the effective tax rates of our subsidiaries in China and our effective tax rates on a consolidated basis could increase significantly. Any such change could adversely affect our operating results.

Our subsidiaries in China are subject to restrictions on dividend payments, making other payments to us or any other affiliated company and borrowing or allocating tax losses among our subsidiaries.

We are a holding company incorporated in Nevada. We conduct substantially all of our operations through our subsidiaries in China. Current PRC regulations permit our subsidiaries in China to pay dividends only out of their respective accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in China are each required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends. In addition, current PRC regulations prohibit inter-company borrowings or allocation of tax losses among our subsidiaries in China. Further, if any of our subsidiaries in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Fluctuations in exchange rates could result in foreign currency exchange losses.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. The conversion of RMB into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a greater fluctuation range between Renminbi and the U.S. dollar. For example, the daily fluctuation range between the Renminbi and the U.S. dollar reached 160 basis points, or 0.16%, on September 15, 2006. From July 21, 2005 to June 25, 2007, the Renminbi cumulatively appreciated approximately 8.0% over the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

 Substantially all of our revenues are denominated in RMB, while a small portion of our cost of revenues is denominated in U.S. dollars. Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect our cost of revenues and profit margins as well as our net income. In addition, these fluctuations could result in exchange losses and increased costs in RMB terms. Furthermore, as we rely entirely on dividends paid to us by our subsidiaries in China, any significant revaluation of the RMB may have a material adverse effect on the value of, and any dividends payable on our ADSs in foreign currency terms. If we decide to convert RMB we receive from our subsidiaries into U.S. dollars for the purpose of distributing dividends on our ordinary shares or for other purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk. In addition, our currency exchange losses may be magnified by China’s exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Because substantially all of our revenues are denominated in RMB, any restrictions on currency exchange may limit our ability to use revenues generated in RMB to fund any business activities we may have outside China or to make dividend payments in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules, RMB are freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of the State Administration of Foreign Exchange, or SAFE, is obtained. Although the PRC government regulations now allow greater convertibility of RMB for current account transactions, significant restrictions still remain. For example, foreign exchange transactions under our subsidiaries’ capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of RMB, especially with respect to foreign exchange transactions.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct substantially all of our business through our subsidiaries established in China. Our subsidiaries are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises and Sino-foreign joint ventures. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system is still evolving, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We face risks related to health epidemics and other outbreaks of contagious diseases, including avian influenza, or avian flu, and SARS.

Our business could be adversely affected by the effects of avian flu, SARS or another epidemic or outbreak. Since early 2006, there have been reports of outbreaks of a highly pathogenic avian flu, caused by the H5N1 virus, in certain regions of Asia and Europe. In 2005 and 2006, there have been reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases. An outbreak of avian flu in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, particularly in Asia. Additionally, any recurrence of SARS, a highly contagious form of atypical pneumonia, similar to the occurrence in 2003 which affected China, Hong Kong, Taiwan, Singapore, Vietnam and certain other countries, would also have similar adverse effects. These outbreaks of contagious diseases, and other adverse public health developments in China, would have a material adverse effect on our business operations. These could include our ability to travel or ship our products outside of China, as well as temporary closure of our offices or other facilities. Such closures or travel or shipment restrictions would severely disrupt our business operations and adversely affect our financial condition and results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners

The following persons are known to be the beneficial owners of more than 5% of the Company’s voting securities, as of December 31, 2007:

Title of class	Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Common stock	Li Kunwu	6,200,000	11.98%
Common stock	Wang Qinghua	6,200,000	11.98%
Common stock	Xu Yinyi	2,880,000	5.56%

Notes:

(1)

All persons have their mailing address at the China office’ address: RM 508, No.786 Xinluo Street, High-Tech Industrial Development Zone, Jinan, China

Security ownership of management

The following persons are known to be the beneficial owners of the Company’s voting securities, as of December 31, 2007:

Title of class	Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Common stock	Li Kunwu (CEO and Director)	6,200,000	11.98%
Common stock	Wang Qinghua (CTO and Director)	6,200,000	11.98%
Common stock	Xu Yinyi (Director)	2,880,000	5.56%
Common stock	Jiang Yanli (Director)	200,000	0.39%

Notes:

(1)

All persons have their mailing address at the China office’ address: RM 508, No.786 Xinluo Street, High-Tech Industrial Development Zone, Jinan, China.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Identification and Backgrounds of Directors and Officers

Name	Age	Principal Position	Appointment/ Resignation date

Li Kunwu	44	Chairman, CEO	January 1, 2002
Kan Kaili	64	Independent Director	August 15, 2007
Wang Qinghua	48	VP, CTO	August 14, 2001
Xu Yinyi	49	Director	November 26, 2004
Jiang Yanli	42	Director	August 16, 2006

Li Kunwu, Chairman and Chief Executive Officer.  Mr. Li is currently serving as the Chairman of the Company.  Prior to that, Mr. Li was the Financial Director of Shandong Luneng Taishan Football Club Co. Ltd., one of the top 15 Football Club of China, for more than 3 years.  Immediately before his role as Financial Director, he served as Finance Manager or Financial Controller in Shandong Luneng Group and its subsidiaries.  Mr. Li is a CPA in the PRC, with an experience serving as a Financial Controller in large-scale state-owned enterprises for more than fifteen years. He holds degrees in economics, management/finance, and accounting from Shandong University.

Wang Qinghua, Vice President and Chief Technology Officer.  Mr. Wang serves as the Managing Director and Chief Technology Officer of the Company which is a position he has held since founding Jinan Yinquan in 2001.  Mr. Wang is an expert in the areas of software, system integration, net - work communication, and project management.  Prior to founding of the Company, Mr. Wang severed as a CEO of Shandong Meigao Electronics Project Co., Ltd.  Mr. Wang also served as Vice President, Senior Engineer and other positions in other IT companies.

Xu Yinyi, Director.  Mr. Xu serves as the Director of the Company.  He is also currently the Chairman and CEO of Shanghai Nanzheng Industry Co. Ltd., a role that he has held for the past four years.  Prior to that, he served as the CEO of China Southern Security Corporation Qingdao Branch.  Prior to that, he served as CEO of Shandong Luye Group Ltd.  He also served as the Chief Representative of Foreign Trade Section of Jinan Government in Shanghai.

Jiang Yanli, Director.  Mr. Jiang serves as Director of the Company.  He is also the only member of the audit committee of the Company. Mr Jiang has a master's degree in finance management and consultation with more than twenty years of experience. He is currently serving for numerous state and private owned organizations including the commissioner of CPPCC Shandong Province, the vice-chairman of China International Commercial Chamber Qingdao Chamber, executive commissioner of Qingdao Industry & Commerce League, vice-president of Qingdao Professional Manager Association and vice-chairman of Qingdao Internal Audit Association. In 2005, Mr Jiang was honored with the “100 Faithful Stars of China Economy” award for his service to China and its economy.  Mr Jiang has published more than 40 economic and financial thesis and has written articles for newspapers and magazines, including the state, provincial and civic.

Kan Kaili, Independent Director.  Professor Kan, who earned a Doctorate degree from Stanford University, currently serves as the Professor of Beijing University of Posts and Telecommunications, a role he played for the previous five years. He is a director of China's Information Industry Policy and Development Institute and Commissioner of the Advisory Commission for China's Telecommunications Act.   Prior to that, Professor Kan formally served as a strategy consultant on telecommunications policies and development of the World Bank.His primary areas of concentration are policies of telecommunications and the information industry as well as business management strategy.

Family Relationships

None

Legal Proceedings

No bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Executive Officer Compensation

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other	Restricted Stock Awards	Securities Underlying Options/ SAR	LTIP Payouts	All other compensation
Li Kunwu	2007	$ 15,000	-	-	-	-	-	-
CEO	2006	$ 15,000	-	-	-	-	-	-
	2005	$ 15,000	-	-	-	-	-	-

Wang Qinghua	2007	$ 14,000	-	-	-	-	-	-
CTO	2006	$ 14,000	-	-	-	-	-	-
	2005	$ 14,000	-	-	-	-	-	-

Stock Options

No stock options were granted or exercised by any executive officer during the fiscal year ended December 31, 2007.

Directors Compensation

For the year ended 31, 2007, we paid $0 as the director remuneration to our independent directors.

There would be no specific salary increment and bonus scheme for the above mentioned key managements for the next three years; it all depends on the profitability of the company and subject to the Board of Directors’ approval.

Employment Agreements

The Company executed a labor contract with Mr. Li Kunwu for a term of 5 years.  Specifically, the contract was effective January 3, 2007 and expires on January 2, 2012.  The annual salary is $15,000.

The Company executed a labor contract with Mr. Wang Qinhua for a term of 5 years.  Specifically, the contract was effective June 1, 2006 and expires on May 31, 2011.  The annual salary is $14,000.

Each employment contract immediately terminates upon death or disability, and may be terminated by the Company either with or without cause after 30 days notice, or terminated by the officer for good reason with 60 days notice.  We are not currently aware of the plans of any key employees to retire or leave the Company.

Audit committee financial expert

The Company’s board of directors has determined it has at least one audit committee financial expert serving on its audit committee, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

The name of such financial expert is Mr. Jiang Yanli and he is an independent Director.

Safe Harbor

(i) A person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933 (15 U.S.C. 77k), as a result of being designated or identified as an audit committee financial expert pursuant to this Item 401 of Regulation S-B.

(ii) The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 of Regulation S-B does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification.

(iii) The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 of Regulation S-B does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

DESCRIPTION OF SECURITIES

Market information

The Company’s stock is assigned the symbol CVDT.OB and is quoted and traded on the OTCBB.

The range of low to high closing prices on the OTCBB is shown in the table below (rounded to the nearest cent).  This information is taken from YAHOO FINANCE.  Readers should note OTCBB quotations are a reflection of inter-dealer prices, without retail mark-up, mark-down, or commissions, and may not represent actual transactions. The share prices noted are calculated after applying the forward share split of 1:3.6 that occurred on September 4, 2006.

	Fiscal 2006		Fiscal 2007
Quarter	$ High Closing Price	$ Low Closing Price	$ High Closing Price	$ Low Closing Price
First	0.00	0.00
Second	0.00	0.00
Third	0.00	0.00
Fourth	0.00	0.00

Holders of the Company’s Stock

The Company has issued common stock only.  On December 31, 2007, the total number of holders of record was approximately [INSERT AMOUNT].

Dividends

None

Securities authorized for issuance under Equity Compensation Plans

Equity compensation plan information as of December 31, 2007

Plan category	Number of securities to be issued to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) ) (c)
Equity compensation plans approved by security holders: None	-	-	-
Equity compensation plans not approved by security holders: None	-	-	-
Total	-	-	-

Recent Sales of Unregistered Securities

On December 21, 2007, China VoIP & Digital Telecom Inc., a Nevada corporation, (the "Company"), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited institutional investor (the “Investor").  The aggregate purchase price was $5,000,000 and the investment was as follows:

* $5,000,000 of 8.75% Senior Secured Convertible Notes (the “Notes”) convertible into Company common stock at the Average Market Price (the “AMP”) as of the day immediately preceding the closing date (the “Conversion Price”), defined as $.5627.  The Notes will have a maturity date of 3 years from closing which can be extended by the Investor in its sole discretion for up to 2 additional years.  The Company can make interest payments in cash or registered stock at the Company’s option.  If paid in stock, the price used will be 85% of the AMP (the “Payment-in-Stock Price”).  The stock component of interest payment will be limited to 20% of the dollar value traded over the previous month.

The Notes will be senior secured obligations of the Company and will be secured by a first priority perfected security interest in all of Company and its subsidiaries, assets, and capital stock.  The Company will not be permitted to incur additional indebtedness without the Investors prior written consent.

The Investor may request that the Company repurchase up to 1/3rd of the Initial Investment amount on each of 12th and 24th month anniversaries of the closing (together  the “First Redemption Option”, “Second Redemption Option”, “First Redemption Date” and “Second Redemption Date”, respectively). If however, the arithmetic average of the closing price of the common stock in each 30 day period following the effectiveness of the registration statement until the First Redemption Date has been greater than 125% of the initial Conversion Price and the dollar trading volume during the same 30 day period has been greater than $3.0 million, then the Investor will waive its first Redemption option.  If the same conditions outlined above are met in any six months between the First Redemption Date and the Second Redemption Date, the Investor will waive its Second Redemption Option.

After one year following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will have the option to prepay the Notes at the greater of (i) 125% of the equity value and (ii) 125% of the issue price plus accrued and unpaid interest.  Upon being irrevocably notified by the Company of the Company’s desire to exercise the Company Optional Redemption (as defined in the Notes), the Investor will determine the date of the actual prepayment not to exceed 75 business days following the receipt of the notice.  If the Company exercises the Company Optional Redemption it will issue the Investor 55% 5-year warrant coverage with a strike price equal to the strike price of the existing warrants (the “Prepayment Warrants”).

Other than their relationship as a result of the Securities Purchase Agreement, there is no material relationship between the Company and any of the Investors.

The Investor received three series of warrants, titled Series A Warrant, Series B Warrant, Series C Warrant (collectively the “Warrants”). The Warrants are exercisable at price per share of $.5627 and are subject to economic anti-dilution protection.  The Series A Warrant is exercisable for 8,885,730 shares of the Company’s common stock and expires the date eighty four (84) months after the earlier of (A) such time as all of the Registrable Securities (as defined in the Registration Rights Agreement) are available for resale pursuant to an effective Registration Statement and (B) two (2) years after December 21, 2007.  The Series B Warrant is exercisable for 6,220,011 shares of the Company’s common stock and expires on the date on which the Notes issued pursuant to the Securities Purchase Agreement are no longer issued and outstanding .  The Series C Warrant is exercisable for 6,353,297 shares of the Company’s common stock and expires on the date sixty (60) months after the first time the Company elects a Company Optional Redemption.

Also on December 21, 2007, the Company executed a Registration Rights Agreement, which requires the Company to file a Registration Statement registering:

* all of the shares of Company common stock issuable upon conversion in full of the Notes;

* the Common Stock issuable upon exercise of the Warrants;

The Registration Statement must be filed not later than 45 days after the date of the Registration Rights Agreement and be declared effective not later than 120 days after the date thereof.  In the event that either of these deadlines has not been met, the Company is to pay cash delay payments equal to 2% per month which shall apply retrospectively from 90 days following closing.  If and when shares become freely tradeable without any restriction so as to render the traditional registration statement unnecessary, registration delay penalties, if any will cease to accrue.  For avoidance of doubt, Investor counsel will determine if this condition is met.  If there is no SEC review, the Company will take the required actions to have the registration statement declared effective immediately.

The Company intends to comply fully with its registration obligations under the Registration Rights Agreement.  The Company believes that it will be able to meet the deadlines with respect to the filing date and the effective date, but it can not provide any assurance in this regard.  If the Company were to default on any of its registration obligations, the proceeds available to it under the Securities Purchase Agreement could be substantially reduced.

The foregoing descriptions do not purport to be a complete description of the terms of the documents, and this description is qualified in its entirety by the terms of the definitive documents or forms thereof which are attached as exhibits to this Current Report on Form 8-K, and which are incorporated by reference.

Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. Such issuance qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering.  The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. .

ITEM 9.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description
2.1	Investment Agreement, dated April 5, 2008, among the Company and Beijing PowerUnique Technologies Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VOIP & DIGITAL TELECOM, INC.

Date: May 16, 2008	By:	/s/ Li Kunwu
Li Kunwu Chairman and Chief Executive Officer